                                                                    EXHIBIT 21.1


                Subsidiaries of The WMA Corporation (Registrant)

1. WMA Life Insurance Company Limited, a Bermuda life insurance company, 100% owned by Registrant.

2.       WMA Life Holding, Ltd., a Bermuda holding company, 100% owned by
         Registrant.